UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020 (November 24, 2020)

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California 92647

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 5, 2020, BJ's Restaurants, Inc. (the "Company") completed the private placement of an aggregate of 3,500,000 shares of its common stock at $20.00 per share, which included (i) the sale of 375,000 shares to SC 2018 Trust LLC, which shares were subsequently transferred to BJ's Act III, LLC, a Delaware limited liability company ("BJ's Act III" and, collectively with SC 2018 Trust LLC, the "Investors"), and (ii) the issuance to SC 2018 Trust LLC of a five year Common Stock Purchase Warrant to purchase 875,000 shares of common stock with an exercise price of $27.00 per share (the "Warrant"), which Warrant was subsequently transferred to BJ's Act III.

Amended and Restated Investor Rights Agreement

In connection with the closing of the above-referenced private placement, the Company entered into an Investor Rights Agreement, dated as of May 5, 2020 (the "Original IRA"), pursuant to which the Investors were granted certain rights and became subject to certain obligations. Effective November 24, 2020, the Company, SC 2018 Trust LLC, and BJ's Act III (as transferee of SC 2018 Trust LLC) entered into an Amended and Restated Investor Rights Agreement (the "Amended IRA") which revised certain terms of the Original IRA. The following is a summary of certain material provisions of the Amended IRA:

Board Observer. The Investors will have the right to designate one person (the “Observer”) to serve as an observer at meetings of the Board of Directors of the Company (the "Board") and at meetings of the Governance and Nominating Committee of the Board (the "Nominating Committee"). The Observer must meet certain expertise and independence criteria and be reasonably acceptable to the Nominating Committee. The Investors shall not have the right to designate an Observer to the Board or the Nominating Committee during any period in which Keith Pascal or any replacement suggested by the Investors (a "Suggested Nominee" and, together with Mr. Pascal, an "Investor Approved Board Member") is serving as a member of the Board or the Nominating Committee, respectively. The Nominating Committee shall have no obligation to nominate or appoint any Investor Approved Board Member to the Board. Investors' right to designate an Observer shall terminate at such time as Investors fail to collectively beneficially own the lesser of 4.25% of the then outstanding common stock or rights convertible or exercisable into common stock (on an as-converted or exercised basis) or 187,500 shares of common stock (the "Ownership Threshold").

Standstill. Until the later of three years following the date of the Original IRA, or at such time as the Investors no longer meet the Ownership Threshold, the Investors are prohibited from, among other things, (i) effecting a tender offer, merger or acquisition of the Company, (ii) soliciting proxies or seeking a director/management change in the Company, and (iii) acquiring securities, assets or indebtedness of the Company in connection with any of the actions described in clauses (i) and (ii) above (collectively, the "Standstill Provisions"); provided, however that if an Investor Approved Board Member is no longer serving as a member of the Board for reasons other than such person's voluntary resignation, incapacity or death (and no Suggested Nominee is selected as an Investor Approved Board Member following such resignation, incapacity or death), the Standstill Provisions shall terminate on the earlier of three years following the Original IRA or at such time as the Investors no longer meet the Ownership Threshold.

Preemptive Rights. Until such time as the Investors no longer meet the Ownership Threshold, if the Company intends to issue new equity securities for cash to any person, then the Investors shall have the right to participate in such equity offering, subject to exceptions with respect to certain excluded securities and issuances.

Access to Information. Until such time as the Investors no longer meet the Ownership Threshold and subject to certain confidentiality obligations, the Investors shall have customary information rights under the Amended IRA, including the right to review Company records and have reasonable access to the Company's facilities, books and records, and personnel.

Amendment No. 1 to Warrant

Effective November 24, 2020, BJ's Act III and the Company entered into Amendment No. 1 to the Warrant (the "Warrant Amendment") pursuant to which the Warrant was amended to provide that the anti-dilution adjustments for below market issuances may not result in a Warrant exercise price below $20.00 per share. All other terms of the Warrant remained unchanged.

The foregoing descriptions of the Amended IRA and the Warrant Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amended IRA and Warrant Amendment attached hereto as Exhibits 10.1 and 10.2; respectively.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Amended and Restated Investor Rights Agreement, dated November 24, 2020, by and among the Company, SC 2018 Trust LLC and BJ's Act III, LLC.

10.2	Amendment No. 1, dated November 24, 2020, to Common Stock Purchase Warrant, dated May 5, 2020, issued by the Company in favor of BJ's Act III, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2020	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY A. TROJAN Gregory A. Trojan, Chief Executive Officer and Director
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary